UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: October 21, 2016 (Date of earliest event reported October 19, 2016)

TCP INTERNATIONAL HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

Switzerland	1-36521	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Alte Steinhauserstrasse 1
6330 Cham, Switzerland
(Address of principal executive offices)
(330) 995-6111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 19, 2016, in consideration of his appointment as Interim Chief Executive Officer of TCP International Holding Ltd. (the "Company"), Brian Catlett entered into an amended and restated employment agreement with the Company's subsidiary, Technical Consumer Products, Inc. with an initial term through December 31, 2018, with automatic one-year renewals thereafter. Under the terms of his agreement, Mr. Catlett is paid a minimum annual salary of $585,000, is eligible for an incentive bonus equal to 100% of his base salary upon the achievement of certain management objectives set out each year by the Board of Directors, and is eligible to receive all other benefits which are or may become generally available to the Company’s full-time employees and the members of its management team.

If the employment agreement is not renewed by the Company, or if Mr. Catlett is terminated without cause or if he terminates his employment for good reason, after either the Company or Mr. Catlett provides a written notice one-year prior to termination, he is entitled to severance comprised of continuing salary for one year and any earned but unpaid bonus up to the effective date of termination. He is also subject to certain confidentiality and restrictive covenants, including non-competition and non-solicitation provisions for a period of one year after his termination, and other customary provisions.

A copy of Mr. Catlett's complete employment agreement is filed as exhibit 99.1 hereto.

On October 19, 2016, in consideration of his appointment as the Company's Interim Chief Financial Officer, Zachary Guzy entered into an amended and restated employment agreement with the Company's subsidiary, Technical Consumer Products, Inc. with an initial term through December 31, 2018, with automatic one-year renewals thereafter. Under the terms of his agreement, Mr. Guzy is paid a minimum annual salary of $300,000, is eligible for an incentive bonus equal to 50% of his base salary upon the achievement of certain management objectives set out each year by the Board of Directors, and is eligible to receive all other benefits which are or may become generally available to the Company’s full-time employees and the members of its management team. Mr. Guzy is also entitled to receive a special bonus of $25,000, payable in two equal installments on October 31, 2016 and January 31, 2017, as long as he remains an active employee through such dates.

If the employment agreement is not renewed by the Company, or if Mr. Guzy is terminated without cause or if he terminates his employment for good reason, after either the Company or Mr. Guzy provides a written notice six-months prior to termination, he is entitled to severance comprised of continuing salary for one year and any earned but unpaid bonus up to the effective date of termination. He is also subject to certain confidentiality and restrictive covenants, including non-competition and non-solicitation provisions for a period of one year after his termination, and other customary provisions.

A copy of Mr. Guzy's complete employment agreement is filed as exhibit 99.2 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX	DESCRIPTION
99.1	Employment Agreement between Technical Consumer Products, Inc. and Brian Catlett, dated October 19, 2016
99.2	Employment Agreement between Technical Consumer Products, Inc. and Zachary Guzy, dated October 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TCP INTERNATIONAL HOLDINGS LTD.
By:	/s/ Zachary Guzy
Zachary Guzy Interim Chief Financial Officer

Date: October 21, 2016